DUNE ENERGY ANNOUNCES (I) RESULTS FROM INITIAL OFFERING PERIOD UNDER ITS TENDER OFFER FOR DEBENTURES ISSUED BY AMERICAN NATURAL ENERGY CORPORATION AND (II) THE COMMENCEMENT OF A SUBSEQUENT OFFERING PERIOD

Houston, Texas, February 1, 2007 - Dune Energy, Inc. ("Dune" or the "Company") (AMEX: DNE) announced today its acceptance for purchase of all of the outstanding 8% Convertible Secured Debentures (the "Debentures") issued by American Natural Energy Corp. ("ANEC") which were validly tendered and not withdrawn during the initial offering period under the Company's tender offer for the Debentures previously announced on December 28, 2006. The initial offering period under the tender offer expired at midnight, New York City time, on January 31, 2007 (the "Initial Expiration Date"). By accepting these Debentures at the Initial Expiration Date, Dune hereby expressly waives the condition of the tender offer that a minimum principal amount of Debentures be validly tendered and not withdrawn on or before the Initial Expiration Date.

      Based on information provided to the Company by Computershare Trust Company of Canada, the depositary for the tender offer, Debentures having an aggregate outstanding principal amount of $3,035,000 were validly tendered and accepted for purchase at the expiration of this initial offering period. The consideration to be paid for the accepted Debentures is equal to 856,026 shares of Dune's common stock, based upon the purchase price calculation fixed at 282 shares of Dune's common stock per $1,000 principal amount of Debentures previously announced on January 29, 2007.

      Dune also announces the commencement immediately of a subsequent offering period, expiring on midnight, New York City time, Friday, February 9, 2007, during which time holders of those Debentures not accepted at the Initial Expiration Date may validly tender their Debentures upon the same terms and conditions as set forth in the Offer to Purchase on file with the Securities and Exchange Commission, including the purchase price as fixed at 282 shares of Dune's common stock per $1,000 principal amount of Debentures. Prior to the February 9th expiration date, Dune shall accept all validly tendered Debentures as they are so tendered.

      THIS RELEASE IS NOT AN OFFER FOR THE TENDER OF SUCH SECURITIES AND UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE DEBENTURES OR ANY OTHER SECURITIES OF ANEC. THE TENDER OFFER IS BEING MADE SOLELY BY DUNE'S OFFER TO PURCHASE AND RELATED OFFER DOCUMENTS, WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DUNE, AND IS PUBLICLY AVAILABLE ON THE COMMISSION'S WEB SITE AT www.sec.gov.

      For additional information concerning the pricing calculation, Dune has made available a toll-free number during the offering at 1-800-510-8533.

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About Dune Energy

Houston-based Dune Energy is a rapidly growing E&P company with oil and gas exploration and development concentrated along the Louisiana/Texas Gulf Coast as well as the Fort Worth Basin Barnett Shale. Additional information is available at www.duneenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.